L. I. Prillaman
Vice Chairman and Chief Marketing Officer
Norfolk Southern Corporation
Special Securities Analyst Meeting
Brosnan Forest, S.C.
February 27, 2003

- Review of 2000 – 2002
- 2002 – Year of Convergence
- Successes

NS Volume
2000-2002

	2002 Units	2001 Units	2000 Units	2002 vs. 2001	2002 vs. 2000
Agriculture	507,202	509,151	525,269	(1,949)	(18,067)
MetCon	716,067	702,648	756,747	13,419	(40,680)
Paper	437,625	450,507	490,408	(12,882)	(52,783)
Chemicals	433,628	431,946	452,989	1,682	(19,361)
Automotive	662,506	621,800	692,151	40,706	(29,645)
Mdse.	2,757,028	2,716,052	2,917,564	40,976	(160,536)
Coal	1,609,560	1,695,392	1,687,384	(85,832)	(77,824)
Intermodal	2,354,132	2,213,522	2,242,151	140,610	111,981
Total NS	6,720,720	6,624,966	6,847,099	95,754	(126,379)

NS Revenue
2000-2002

	2002 Rev. $Mill.	2001 Rev. $Mill.	2000 Rev. $Mill.	2002 vs. 2001	2002 vs. 2000
Agriculture	$623	$603	$609	$20	$14
MetCon	$692	$674	$689	$18	$3
Paper	$603	$612	$630	($9)	($27)
Chemicals	$769	$752	$756	$17	$13
Automotive	$961	$885	$921	$76	$40
Mdse.	$3,648	$3,526	$3,605	$122	$43
Coal	$1,441	$1,521	$1,435	($80)	$6
Intermodal	$1,181	$1,123	$1,119	$58	$62
Total NS	$6,270	$6,170	$6,159	$100	$111

Year of Convergence

- Scheduled and a Reliable Service Network
- Visibility
  - For measuring and managing the network
  - For shipment monitoring and management
  - For Customers
  - For creating capacity and reducing equipment costs
  - For optimizing capacity and marketing efforts
- Ease of Doing Business
- Improved Market and Value Pricing

Successes

- Contract Renegotiations
- Revenue Per Unit and Pricing
- New Business
  - From the highway
  - New Intermodal products
  - Growth is project driven

Successes

- Providing Transportation Options, Solutions and Customized Services
  - NS Rail
  - NS Intermodal
  - Triple Crown
  - Modalgistics
  - Transworks